Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Monster Worldwide, Inc.
New York, New York

We hereby consent to the incorporation by reference, in the previously filed open Registration Statements on Form S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, and 333-131899) of Monster Worldwide, Inc., of our reports dated February 11, 2008, relating to the consolidated financial statements and the effectiveness of Monster Worldwide, Inc.'s internal control over financial reporting, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP

New York, New York
February 15, 2008